UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2013

ioWorldMedia, Incorporated

(Exact name of registrant as specified in charter)

Florida	000-27574	59-3350778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5025 West Lemon Street, Suite 200, Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 637-2229

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2013, ioWorldMedia, Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Radioio, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Radioio”), pursuant to which the Company will merge with and into Radioio, with Radioio continuing as the surviving corporation (the “Merger”).  The articles of incorporation and bylaws of Radioio will be the articles of incorporation and bylaws of the surviving corporation, and the surviving corporation will be a Nevada corporation.

At the effective time of the Merger, each holder of the Company’s common stock will receive one share of Radioio common stock for every 100 shares of the Company’s common stock held and each holder of the Company’s preferred stock will receive .4950495 of one share of Radioio common stock for each share of the Company’s preferred stock held.  The Company’s shareholders will receive one whole share of Radioio common stock in lieu of a fractional share.

Radioio, as the surviving corporation, will have 100,000,000 authorized shares of common stock, 3,865,656 of which will be outstanding after converting all of the outstanding shares of the Company’s common stock and preferred stock into shares of Radioio common stock, and 10,000,000 shares of preferred stock, none of which will be outstanding.

It is anticipated that the Merger will be completed in November 2013.  The board of directors of the Company may abandon the Merger at any time prior to the effective time of the Merger.

The Merger Agreement is attached hereto as Exhibit 2.1.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 23, 2013, the Company dismissed Patrick Rodgers, CPA, PA (the “Former Accountant”) as the Company’s independent registered public accounting firm (principal accountant).  The Company has engaged WeiserMazars LLP (the “New Accountant”) as its independent registered public accounting firm (principal accountant) effective October 23, 2013.  The decision to change independent registered public accounting firms was approved by the Company’s board of directors.

The Former Accountant’s audit reports on the consolidated financial statements of the Company for the past two years ended December 31, 2012 and 2011 and subsequent interim period through June 30, 2013 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports on the consolidated financial statements of the Company for each of the years ended December 31, 2012 and 2011 contained an uncertainty about the Company’s ability to continue as a going concern.

During each of the two years ended December 31, 2012 and 2011 and through the interim period ended October 23, 2013, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference thereto in its reports on the financial statements for such periods.

During each of the two years ended December 31, 2012 and 2011 and through the interim period ended October 23, 2013, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On October 29, 2013, the Company provided the Former Accountant with the Company’s disclosures in this current report on Form 8-K and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures.  Upon receipt of such letter, the Company will file an amendment to this current report on Form 8-K that will include a copy of the letter as an exhibit.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of October 28, 2013, the Merger Agreement described in Item 1.01 above was approved by the written consent of the holders of 144,509,942 shares of the Company’s common stock outstanding as of October 9, 2013, representing approximately 60.7% of the issued and outstanding shares of the Company’s common stock as of such date, and by the holders of the 3,000,000 shares of the Company’s preferred stock outstanding as of October 9, 2013, representing 100% of the issued and outstanding shares of the Company’s preferred stock as of such date.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between ioWorldMedia, Incorporated and Radioio, Inc. dated as of October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWORLDMEDIA, INCORPORATED

October 29, 2013	By:	/s/ Zachary McAdoo
Zachary McAdoo
Chairman, President, Chief Executive
Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between ioWorldMedia, Incorporated and Radioio, Inc. dated as of October 28, 2013.